Exhibit 10.1

FREESCALE SEMICONDUCTOR, LTD.

2011 OMNIBUS INCENTIVE PLAN

MAKE WHOLE RESTRICTED CASH AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”), by and among Freescale Semiconductor, Ltd., a Bermuda exempted limited liability company (the “Company”) and Daniel Durn (the “Executive”), is made effective as July 5, 2014 (the “Date of Grant”):

R E C I T A L S:

WHEREAS, the Company has adopted the Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan, as amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Administrator has determined that it would be in the best interests of the Company and its shareholders to grant the Cash-Based Award provided for herein to the Executive pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Cash-Based Award. The Company grants to the Executive a Cash-Based Award, with a value equal to $1,500,000 in the aggregate (the “Cash Award”) pursuant to the terms and conditions of this Agreement.

2. Vesting. Subject to the Executive’s continued employment with the Company or an Affiliate of the Company, the Cash Award shall vest and become payable in three equal payments of $500,000 (less applicable taxes and withholdings) on the following schedule: (i) the first payment shall vest immediately upon the commencement of employment; (ii) the second payment shall vest on the first anniversary of the commencement of employment; and (iii) the third payment shall vest on the second anniversary of the commencement of employment.

3. Payment. Payment of the vested portion of the Cash Award shall be made as soon as administratively possible, provided, that in no event shall payment of the vested portion of the Cash Award be made later than forty-five (45) days after the Cash Award became vested and payable.

4. Termination of Employment.

(a) General. If the Executive’s employment is terminated for any reason, to the extent not then vested (after giving effect to the provisions of this Section 4), the Cash Award shall terminate upon such termination of employment.

(b) For Cause or Without Good Reason. The Cash Award shall terminate and be forfeited upon (A) the Company’s notification to the Executive of the Executive’s termination of employment by the Company for Cause or (B) the Executive’s notification to the Company of the Executive’s voluntary termination of his employment without Good Reason. For all purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the meanings set forth in the Freescale Semiconductor, Inc. Executive Severance Plan for Senior Vice Presidents (the “Executive Severance Plan”), as in effect on April 17, 2014.

(c) Without Cause or for Good Reason. Upon the Executive’s termination of employment by the Company other than for Cause or by the Executive for Good Reason, the Make Whole Award shall immediately become fully vested and payable; provided that the Executive signs and does not revoke the release described in the Executive Severance Plan.

(d) Death or Disability. Upon the Executive’s termination of employment due to the Executive’s death or disability, the Executive or the Executive’s estate shall receive (i) any amount vested and payable and (ii) an amount equal to the amount of the Make Whole Award that would have vested on the next vesting date if the Executive had remained employed until such date, multiplied by a fraction, the numerator of which equals the number of days elapsed from the vesting date immediately preceding the Executive’s termination of employment through the date of the Executive’s termination of employment and the denominator of which equals 365. Any portion of the Make Whole Award that is not vested after giving effect to the provisions of this Section 4(d) shall terminate immediately effective as of the termination of the Executive’s employment.

5. Certain Covenants. The Executive hereby agrees and covenants to perform all of the obligations set forth in Exhibit A hereto (which is incorporated by reference hereby) and acknowledges that the Executive’s obligations set forth in Exhibit A constitute a material inducement for the Company’s grant of the Cash Award to the Executive.

6. No Right to Continued Employment. The granting of the Cash Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the employment of the Executive and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of the Executive. The granting of the Cash Award does not form part of and should in no way be construed as a term or condition of employment. At all times, the Cash Award granted hereunder is discretionary and does not imply that additional Cash-Based Awards will be granted in the future.

7. Transferability. The Cash Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Executive otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Cash Award to heirs or legatees of the Executive shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. The Company may assign its obligations hereunder and such assignment shall be binding on the Executive.

8. Withholding. The Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Cash Award or under the Plan or from any compensation or other amount owing to the Executive the amount of any applicable withholding taxes in respect of the Cash Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Executive at the address appearing in the personnel records of the Company for the Executive or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

11. Consent to Jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

12. Cash Award Subject to Plan. By entering into this Agreement the Executive agrees and acknowledges that the Executive has received and read a copy of the Plan. The Cash Award is subject to the Plan, as may be amended from time to time, and the terms and provisions of the Plan are hereby incorporated herein by reference.

13. Acceptance. This Agreement must be accepted by electronic signature of the Executive in the Company’s equity recordkeeping system. By accepting this Agreement the Executive consents to the electronic delivery through the Company’s equity recordkeeping system of all documents related to the Cash Award.

14. Section 409A. It is intended that the Cash Award hereunder be exempt from the operational and documentary requirements of Code Section 409A. The Company shall have no liability to the Executive in the event the Cash Award is or becomes subject to Code Section 409A and fails to comply with Code Section 409A.

Exhibit A – Restrictive Covenants

Confidential Information. The Executive recognizes and agrees that the Affiliated Group (defined below) has provided Confidential Information to the Executive and has an interest in protecting this information from disclosure. The Executive shall hold in a fiduciary capacity for the benefit of the Company and its Affiliates (collectively, the “Affiliated Group”), all secret or confidential information, knowledge or data relating to the Affiliated Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research or secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Executive obtains during the Executive’s employment that is not public knowledge (other than as a result of the Executive’s violation of this Section (a)) (“Confidential Information”). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive’s employment, except with the prior written consent of the Company, or as otherwise required by law or legal process or as such disclosure or use may be required in the course of the Executive performing his duties and responsibilities with the Affiliated Group. Notwithstanding the foregoing provisions, if the Executive is required to disclose any such confidential or proprietary information pursuant to applicable law or a subpoena or court order, the Executive shall promptly notify the Company in writing of any such requirement prior to disclosure so that the Company or the appropriate member of the Affiliated Group may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions hereof. The Executive shall reasonably cooperate with the Company or the appropriate member of the Affiliated Group to obtain such a protective order or other remedy. If such order or other remedy is not obtained prior to the time the Executive is required to make the disclosure, or the Company waives compliance with the provisions hereof, the Executive shall disclose only that portion of the confidential or proprietary information which he is advised by counsel in writing (either his or the Company’s) that he is legally required to so disclose. Upon his termination of employment for any reason, the Executive shall promptly return to the Company all records, files, memoranda, correspondence, notebooks, notes, reports, customer lists, drawings, plans, documents, and other documents and the like relating to the business of the Affiliated Group or containing any trade secrets relating to the Affiliated Group or that the Executive uses, prepares or comes into contact with during the course of the Executive’s employment with the Affiliated Group, and all keys, credit cards and passes, and such materials shall remain the sole property of the Affiliated Group. The Executive agrees to execute any standard-form confidentiality agreements with the Company that the Company in the future generally enters into with similarly situated employees.

(a) Work Product and Inventions. The Affiliated Group and/or its nominees or assigns shall own all right, title and interest in and to any and all inventions, ideas, trade secrets, technology, devices, discoveries, improvements, processes, developments, designs, know how, show-how, data, computer programs, algorithms, formulae, works of authorship, works modifications, trademarks, trade names, documentation, techniques, designs, methods, trade secrets, technical specifications, technical data, concepts, expressions, patents, patent rights, copyrights, moral rights, and all other intellectual property rights or other developments whatsoever (collectively, “Developments”), whether or not patentable, reduced to practice or registerable under patent, copyright, trademark or other intellectual property law anywhere in the world, made, authored, discovered, reduced to practice, conceived, created, developed or otherwise obtained by the Executive (alone or jointly with others) during the Executive’s employment with the Affiliated Group, and arising from or relating to such employment or the business of the Affiliated Group (whether during business hours or otherwise, and whether on the premises of using the facilities or materials of the Affiliated Group or otherwise). The Executive shall promptly and fully disclose to the Affiliated Group and to no one else all Developments, and hereby assigns to the Affiliated Group without further compensation all right, title and interest the Executive has or may have in any Developments, and all patents, copyrights, or other intellectual property rights relating thereto, and agrees that the Executive has not acquired and shall not acquire any rights during the course of his employment with the Affiliated Group or thereafter with respect to any Developments.

(b) Company Goodwill. The Executive recognizes and acknowledges that the Affiliated Group has and continues to develop goodwill of substantial value through efforts of employees, including the Executive. This goodwill includes, but is not limited to, the identity and skill sets of its employees, its relationships with employees and customers, intangible value attributable to its products created by Executive and others, and the Affiliated Group’s brand and reputation within the industry. Executive shall take no action to damage the goodwill of the Affiliated Group (including disparaging the Affiliated Group or any of their respective directors, officers, executives, employees, agents or other representatives) or use it for personal benefit or the benefit of competitors of the Affiliated Group.

(c) Non-Recruitment of Affiliated Group Employees. The Executive acknowledges that employees are a significant part of the goodwill of the Affiliated Group, such as, without limitation, their relationships and contacts with customers and suppliers as well as the training and knowledge they receive from the Affiliated Group in the course of their employment. The Executive shall not, at any time during the Non-solicitation Restricted Period (as defined below), other than in the ordinary exercise of his duties while employed by the Affiliate Group, without the prior written consent of the Affiliated Group, directly or indirectly, solicit, recruit, or employ (whether as an employee, officer, agent, consultant or independent contractor) any person who is or was at any time during the previous 12 months, an employee, representative, officer or director of any member of the Affiliated Group. Further, during the Non-solicitation Restricted Period, the Executive shall not take any action that could reasonably be expected to have the effect of directly encouraging or inducing any person to cease their relationship with any member of the Affiliated Group for any reason. A general employment advertisement by an entity of which the Executive is a part will not constitute solicitation or recruitment. The “Non-solicitation Restricted Period” shall mean the period from the Date of Grant through the second anniversary of the Executive’s termination of employment.

(d) Non-Competition – Solicitation of Business. The Executive recognizes and agrees that the Affiliated Group has provided Confidential Information to Executive and has an interest in protecting this information from disclosure. Executive further understands that the goodwill of the Affiliated Group is an interest worthy of protection. For the protection of these and other interests, during the Non-competition Restricted Period (as defined below), the Executive shall not, either directly or indirectly, compete with the business of the Affiliated Group by (i) becoming an officer, agent, employee, partner or director of any other corporation, partnership or other entity, or otherwise render services to or assist or hold an interest (except as a less than 3-percent shareholder of a publicly traded corporation or as a less than 5-percent shareholder of a corporation that is not publicly traded) in any Competitive Business (as defined below), or (ii) soliciting, servicing, or accepting the business of (A) any active customer of any member of the Affiliated Group, or (B) any person or entity who is or was at any time during the previous twelve months a customer of any member of the Affiliated Group, provided that such business is competitive with any significant business of any member of the Affiliated Group. “Competitive Business” shall mean any person or entity (including any joint venture, partnership, firm, corporation, or limited liability company) that conducts a business that is competitive with any significant business of the Affiliated Group as of the date of termination (or any significant business that is being actively pursued as of the date of termination by the Affiliated Group). The Affiliated Group designs, manufactures, sells and licenses its products and technology worldwide. In addition, Competitive Businesses, as defined above, are not tied or limited to any specific geographic location. Accordingly, the scope of this Non-Competition provision is worldwide. The “Noncompetition Restricted Period” shall mean the period from the Date of Grant through the second anniversary of the date of termination of the Executive’s employment.

(e) Assistance. The Executive agrees that during and after his employment by the Affiliated Group, upon request by the Company, the Executive will assist the Affiliated Group in the defense of any claims, or potential claims that may be made or threatened to be made against any member of the Affiliated Group in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “Proceeding”), and will assist the Affiliated Group in the prosecution of any claims that may be made by any member of the Affiliated Group in any Proceeding, to the extent that such claims may relate to the Executive’s employment or the period of the Executive’s employment by the Affiliated Group. The Executive agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. The Executive also agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to assist in any investigation (whether governmental or otherwise) of any member of the Affiliated Group (or their actions), regardless of whether a lawsuit has then been filed against any member of the Affiliated Group with respect to such investigation. The Company agrees to reimburse the Executive for all of the Executive’s reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys’ fees and shall pay a reasonable per diem fee for the Executive’s service. In addition, the Executive agrees to provide such services as are reasonably requested by the Company to assist any successor to the Executive in the transition of duties and responsibilities to such successor. Any services or assistance contemplated in this Section (f) shall be at mutually agreed to and convenient times.

(f) Remedies. The Executive acknowledges and agrees that the terms of this Exhibit A: (i) are reasonable in geographic and temporal scope, (ii) are necessary to protect legitimate proprietary and business interests of the Affiliated Group in, inter alia, near permanent customer relationships and confidential information. The Executive further acknowledges and agrees that the Executive’s breach of the provisions of this Exhibit A will cause the Affiliated Group irreparable harm, which cannot be adequately compensated by money damages. If any of the provisions of this Exhibit A are determined to be wholly or partially unenforceable, the

Executive hereby agrees that Exhibit A or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law. If any of the provisions of this Exhibit A are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Affiliated Group’s right to enforce any such covenant in any other jurisdiction.